UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 14, 2012, Exelixis, Inc. (the “Company”) sent a notice to participants in the Exelixis, Inc. 401(k) Plan (the “Plan”), including Company directors and executive officers, informing them that it had received a notice of an upcoming suspension period from the plan administrator of the 401(k) Plan indicating that such suspension period will begin at 4:00 p.m., Eastern time, on January 14, 2013, and is expected to end on or before January 17, 2013 (the “Plan Blackout Period”). During the Plan Blackout Period, 401(k) Plan participants will be unable to access the portion of their accounts invested in the Exelixis Stock Fund to perform exchanges, make future investment elections, obtain a loan, obtain a distribution, or exercise rights otherwise available with respect to the portion of their account invested in the Exelixis Stock Fund. The temporary suspension is required to facilitate the conversion of the Exelixis Stock Fund under the 401(k) Plan from a unitized basis to a real-time traded basis.

The Company received the Plan Blackout Period notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on December 14, 2012.

On December 14, 2012, notice was provided to the Company’s directors and executive officers informing them of the prohibitions on trading in the Company’s securities during the Plan Blackout Period. The notice was provided pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, and the rules and the regulations thereunder, and a copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The name, address and telephone number of the person designated by the Company to respond to inquiries about the Plan Blackout Period is:

James B. Bucher

Vice President, Corporate Legal Affairs and Secretary

210 East Grand Avenue

South San Francisco, CA 94080

650-837-7251

jbucher@exelixis.com

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Notice of Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2012	EXELIXIS, INC.

/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary